HOLLYER BRADY BARRETT & HINES LLP
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                                                 January 28, 2005





To the Trustees of Tax-Free Trust of Oregon

     We consent to the incorporation by reference into post-effective amendment No. 29 under the 1933 Act and No. 30 under the 1940 Act of our opinion dated December 1, 1997.

                                            Hollyer Brady Barrett & Hines LLP

                                            /s/William L. D. Barrett

                                            By:_________________________
                                                    Partner